Investors:    David Gennarelli, david.gennarelli@autodesk.com, 415-507-6033

Press:         Noah Cole, noah.cole@autodesk.com, 415-580-3535

AUTODESK REPORTS THIRD QUARTER RESULTS
Suites Grow 21 Percent Year-over-Year

SAN RAFAEL, Calif., NOVEMBER 21, 2013-- Autodesk, Inc. (NASDAQ: ADSK) today reported financial results for the third quarter of fiscal 2014.

Third Quarter Fiscal 2014

•	Revenue was $555 million, an increase of 1 percent, compared to the third quarter of fiscal 2013 as reported, and increased 4 percent on a constant currency basis.

•	GAAP operating margin was 12 percent, compared to 6 percent in the third quarter of fiscal 2013.

•	Non-GAAP operating margin was 22 percent, compared with 27 percent in the third quarter of fiscal 2013. A reconciliation of GAAP to non-GAAP results is provided in the accompanying tables.

•	GAAP diluted earnings per share were $0.25, compared to $0.13 in the third quarter of fiscal 2013.

•	Non-GAAP diluted earnings per share were $0.41, compared to $0.47 in the third quarter of fiscal 2013.

•	Deferred revenue increased 7 percent to $766 million, compared to the third quarter of fiscal 2013.

•	Cash flow from operating activities was $91 million, compared to $157 million in the third quarter of fiscal 2013.

"Our third quarter was marked by strong growth in suites and solid execution across Architecture, Engineering and Construction (AEC) and Manufacturing," said Carl Bass, Autodesk president and CEO.  "Continued global adoption of building information modeling (BIM) drove double-digit growth within our AEC business.  Our Manufacturing segment benefited from greater demand for our design and digital manufacturing tools, as well as continued momentum within the automotive industry.  We continue to see steady adoption of our new cloud and mobile-based services, which complement our Design and Creation suites."

Third Quarter Operational Overview

Revenue in the Americas decreased 1 percent to $208 million compared to the third quarter last year as reported, and was flat on a constant currency basis. EMEA revenue increased 4 percent to $204 million compared to the third quarter last year as reported, and increased 5 percent on a constant currency basis. Revenue in Asia Pacific was flat at $143 million compared to the third quarter last year as reported, and increased 7 percent on a constant currency basis. Revenue from emerging economies increased 6 percent to $84 million compared to the third quarter last year as reported and on a constant currency basis. Revenue from emerging economies represented 15 percent of total revenue in the third quarter.

Revenue from the Platform Solutions and Emerging Business (PSEB) segment decreased 10 percent to $183 million compared to the third quarter last year. Revenue from the AEC business segment increased 13 percent to $186 million compared to the third quarter last year. Revenue from the Manufacturing business segment increased 8 percent to $142 million compared to the third quarter last year. Revenue from the Media and Entertainment business (M&E) segment decreased 9 percent to $44 million compared to the third quarter last year.

Revenue from Flagship products decreased 9 percent to $275 million compared to the third quarter last year. Revenue from Suites increased 21 percent to $199 million compared to the third quarter last year. Revenue from New and Adjacent products was $82 million, and was flat compared to the third quarter last year.

"While challenges remain in parts of our markets, we continue to be diligent about managing our spend while making essential investments to drive growth," said Mark Hawkins, Autodesk executive vice president and CFO. "We are seeing some modest improvements around the world and are cautiously optimistic about the current macro environment."

“We are transforming our business to better serve the growing number of people that rely on Autodesk tools every day and position the company for its next stage of growth,” Bass continued.  “With the recent introduction of more flexible license and service offerings, Autodesk will evolve to an even more recurring and ratable revenue business model. Our outlook for the fourth quarter includes a business model transition impact of approximately $50 million in revenue.  We anticipate a larger impact in fiscal year 2015 and plan to provide more details when we release our fourth quarter financial results."

Business Outlook

The following are forward-looking statements based on current expectations and assumptions, and involve risks and uncertainties some of which are set forth below. Autodesk's business outlook for the fourth quarter and full year fiscal 2014 assumes, among other things, a continuation of the current economic environment and foreign exchange currency rate environment, and interest expense related to Autodesk's $750 million debt offering in December 2012.

Fourth Quarter Fiscal 2014

Q4 FY14 Guidance Metrics (1)	Q4 FY14 (ending January 31, 2014)
Revenue (in millions)	$560 - $580
EPS GAAP	$0.09 - $0.16
EPS Non-GAAP (2)	$0.29 - $0.36
_______________
(1) Includes impact of approximately $50 million from business model transition as revenue that would have otherwise been recognized during this period will be deferred. Deferred revenue is expected to increase by an equivalent amount related to this transition.
(2) Non-GAAP earnings per diluted share exclude $0.11 related to stock-based compensation expense, $0.07 for the amortization of acquisition related intangibles, and $0.02 related to restructuring charges.

Full Year Fiscal 2014

FY14 Guidance Metrics (1)	FY14 (ending January 31, 2014)
Revenue (in millions)	$2,247 - $2,267
EPS GAAP	$0.84 - $0.90
EPS Non-GAAP (2)	$1.55 - $1.61
_______________
(1) Includes impact of approximately $50 million from business model transition as revenue that would have otherwise been recognized during this period will be deferred. Deferred revenue is expected to increase by an equivalent amount related to this transition.
(2) Non-GAAP earnings per diluted share exclude $0.41 related to stock-based compensation expense, $0.26 for the amortization of acquisition related intangibles, and $0.04 related to restructuring charges.

Both the fourth quarter and full year fiscal 2014 outlook assume annual effective tax rates of approximately 22 percent and approximately 25 percent for GAAP and non-GAAP results, respectively. These rates do not include one-time discrete items but do reflect the extension of the federal R&D tax credit benefit through December 31, 2013.

Earnings Conference Call and Webcast

Autodesk will host its third quarter conference call today at 5:00 p.m. ET. The live broadcast can be accessed at http://www.autodesk.com/investors. Supplemental financial information and prepared remarks for the conference call will be posted to the investor relations section of Autodesk's website simultaneously with this press release.

NOTE: The prepared remarks will not be read on the conference call. The conference call will include only brief remarks followed by questions and answers.

A replay of the broadcast will be available at 7:00 pm ET at http://www.autodesk.com/investors. This replay will be maintained on Autodesk's website for at least 12 months.

Safe Harbor Statement

This press release contains forward-looking statements that involve risks and uncertainties, including statements in the paragraphs under “Business Outlook” above, statements regarding revenue growth, managing expenses while making essential investments, demand for and adoption of cloud and mobile-based services, impacts of business model evolution, and other statements regarding our strategies, market and products positions, performance, and results. There are a significant number of factors that could cause actual results to differ materially from statements made in this press release, including: general market, political, economic and business conditions; failure to maintain our revenue growth and profitability; failure to maintain cost reductions and productivity increases or otherwise control our expenses; our performance in particular geographies, including emerging economies; the ability of governments around the world to meet their financial and debt obligations, and finance infrastructure projects; weak or negative growth in the industries we serve; failure to successfully manage transitions to new business models and markets, including the introduction of additional ratable revenue streams and our continuing efforts to attract customers to our cloud-based offerings and expenses related to the transition of our business model; slowing momentum in subscription billings or revenues; difficulty in predicting revenue from new businesses and the potential impact on our financial results from changes in our business models; difficulties encountered in integrating new or acquired businesses and technologies; the inability to identify and realize the anticipated benefits of acquisitions; the financial and business condition of our reseller and distribution channels; dependence on and the timing of large transactions; fluctuation in foreign currency exchange rates; the success of our foreign currency hedging program; failure to achieve sufficient sell-through in our channels for new or existing products; pricing pressure; unexpected fluctuations in our tax rate; the timing and degree of expected investments in growth and efficiency opportunities; changes in the timing of product releases and retirements; and any unanticipated accounting charges.
Further information on potential factors that could affect the financial results of Autodesk are included in Autodesk's Annual Report on Form 10-K for the year ended January 31, 2013 and Forms 10-Q for the quarters ended April 30, 2013 and July 31, 2013, which are on file with the U.S. Securities and Exchange Commission. Autodesk does not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made.

About Autodesk

Autodesk helps people imagine, design and create a better world. Everyone--from design professionals, engineers and architects to digital artists, students and hobbyists--uses Autodesk software to unlock their creativity and solve important challenges. For more information visit autodesk.com or follow @autodesk.

Autodesk is a registered trademark of Autodesk, Inc., and/or its subsidiaries and/or affiliates in the USA and/or other countries. All other brand names, product names or trademarks belong to their respective holders. Autodesk reserves the right to alter product and services offerings, and specifications and pricing at any time without notice, and is not responsible for typographical or graphical errors that may appear in this document.

© 2013 Autodesk, Inc. All rights reserved.

Autodesk, Inc.
Condensed Consolidated Statements of Operations
(In millions, except per share data)

	Three Months Ended October 31,		Nine Months Ended October 31,
	2013	2012	2013	2012
	(Unaudited)
Net revenue (1):
License and other	$297.5	$310.2	$934.2	$999.4
Subscription	257.7	237.8	753.1	705.9
Total net revenue	555.2	548.0	1,687.3	1,705.3
Cost of revenue (1):
Cost of license and other revenue	43.4	41.3	130.6	124.6
Cost of subscription revenue	23.7	16.6	71.8	51.9
Total cost of revenue	67.1	57.9	202.4	176.5
Gross profit	488.1	490.1	1,484.9	1,528.8
Operating expenses:
Marketing and sales	203.4	203.9	610.3	639.5
Research and development	149.0	153.0	448.7	450.6
General and administrative	63.2	62.1	186.3	180.7
Restructuring charges, net	4.4	36.7	6.5	36.7
Total operating expenses	420.0	455.7	1,251.8	1,307.5
Income from operations	68.1	34.4	233.1	221.3
Interest and other income (expense), net	1.1	(0.1)	(9.5)	2.6
Income before income taxes	69.2	34.3	223.6	223.9
Provision for income taxes	(11.6)	(4.9)	(48.7)	(51.0)
Net income	$57.6	$29.4	$174.9	$172.9
Basic net income per share	$0.26	$0.13	$0.78	$0.76
Diluted net income per share	$0.25	$0.13	$0.77	$0.75
Weighted average shares used in computing basic net income per share	223.1	225.5	223.4	227.1
Weighted average shares used in computing diluted net income per share	227.7	229.9	228.6	231.4
___________
(1) Effective in the first quarter of fiscal 2014, Autodesk reclassified certain revenue and cost of revenue amounts associated with its cloud service offerings from "License and Other Revenue" to its new revenue line item "Subscription Revenue." Subscription Revenue consists of two components: maintenance revenue for our software products and revenue for our cloud service offerings including Autodesk 360. Prior period amounts have been revised to conform to the current period presentation.

Autodesk, Inc.
Condensed Consolidated Balance Sheets
(In millions)

	October 31, 2013	January 31, 2013
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$1,473.4	$1,612.2
Marketable securities	587.1	342.1
Accounts receivable, net	304.1	495.1
Deferred income taxes	53.5	42.2
Prepaid expenses and other current assets	99.8	60.8
Total current assets	2,517.9	2,552.4
Marketable securities	418.5	411.1
Computer equipment, software, furniture and leasehold improvements, net	134.1	114.9
Purchased technologies, net	54.3	76.0
Goodwill	922.3	871.5
Deferred income taxes, net	118.3	122.8
Other assets	156.1	159.7
	$4,321.5	$4,308.4
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$75.3	$94.2
Accrued compensation	154.7	189.6
Accrued income taxes	37.2	13.9
Deferred revenue	610.8	647.0
Other accrued liabilities	70.1	99.0
Total current liabilities	948.1	1,043.7
Deferred revenue	154.9	187.6
Long term income taxes payable	209.0	194.2
Long term notes payable, net of discount	746.2	745.6
Other liabilities	101.4	94.1
Commitments and contingencies	—	—
Stockholders’ equity:
Preferred stock	—	—
Common stock and additional paid-in capital	1,535.1	1,449.8
Accumulated other comprehensive loss	(4.1)	(5.7)
Retained earnings	630.9	599.1
Total stockholders’ equity	2,161.9	2,043.2
	$4,321.5	$4,308.4

Autodesk, Inc.
Condensed Consolidated Statements of Cash Flows
(In millions)

	Nine Months Ended October 31,
	2013	2012
	(Unaudited)
Operating activities:
Net income	$174.9	$172.9
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, amortization and accretion	95.7	93.1
Stock-based compensation expense	96.1	118.8
Excess tax benefits from stock-based compensation	0.8	(27.4)
Restructuring charges, net	6.5	36.7
Other operating activities	(3.1)	4.4
Changes in operating assets and liabilities, net of business combinations	9.1	5.0
Net cash provided by operating activities	380.0	403.5
Investing activities:
Purchases of marketable securities	(969.8)	(1,103.1)
Sales of marketable securities	329.9	207.0
Maturities of marketable securities	395.1	436.6
Capital expenditures	(55.0)	(44.7)
Acquisitions, net of cash acquired	(68.0)	(204.2)
Other investing activities	(15.7)	(22.1)
Net cash (used in) investing activities	(383.5)	(730.5)
Financing activities:
Proceeds from issuance of common stock, net of issuance costs	183.4	199.6
Repurchases of common stock	(318.7)	(340.5)
Draws on line of credit	—	110.0
Excess tax benefits from stock-based compensation	(0.8)	27.4
Net cash (used in) financing activities	(136.1)	(3.5)
Effect of exchange rate changes on cash and cash equivalents	0.8	0.6
Net decrease in cash and cash equivalents	(138.8)	(329.9)
Cash and cash equivalents at beginning of fiscal year	1,612.2	1,156.9
Cash and cash equivalents at end of period	$1,473.4	$827.0

Autodesk, Inc.
Reconciliation of GAAP financial measures to non-GAAP financial measures
(In millions, except per share data)

To supplement our consolidated financial statements presented on a GAAP basis, Autodesk provides investors with certain non-GAAP measures including non-GAAP cost of license and other revenue, non-GAAP cost of subscription revenue, non-GAAP gross profit, non-GAAP operating expenses, non-GAAP restructuring charges (benefits), non-GAAP income from operations, non-GAAP operating margin, non-GAAP interest and other income (expense), non-GAAP provision for income taxes, non-GAAP net income, and non-GAAP net income per share. These non-GAAP financial measures are adjusted to exclude certain costs, expenses, gains and losses, including stock-based compensation expense, restructuring charges, amortization of purchased intangibles, gain and loss on strategic investments, and related income tax expenses. See our reconciliation of GAAP financial measures to non-GAAP financial measures herein. We believe these exclusions are appropriate to enhance an overall understanding of our past financial performance and also our prospects for the future, as well as to facilitate comparisons with our historical operating results. These adjustments to our GAAP results are made with the intent of providing both management and investors a more complete understanding of Autodesk's underlying operational results and trends and our marketplace performance. For example, the non-GAAP results are an indication of our baseline performance before gains, losses or other charges that are considered by management to be outside our core operating results. In addition, these non-GAAP financial measures are among the primary indicators management uses as a basis for our planning and forecasting of future periods.

There are limitations in using non-GAAP financial measures because the non-GAAP financial measures are not prepared in accordance with generally accepted accounting principles and may be different from non-GAAP financial measures used by other companies. The non-GAAP financial measures are limited in value because they exclude certain items that may have a material impact upon our reported financial results. The presentation of this additional information is not meant to be considered in isolation or as a substitute for the directly comparable financial measures prepared in accordance with GAAP in the United States. Investors should review the reconciliation of the non-GAAP financial measures to their most directly comparable GAAP financial measures as provided in the tables accompanying this press release.

The following table shows Autodesk's non-GAAP results reconciled to GAAP results included in this release.

	Three Months Ended		Nine Months Ended
	October 31,		October 31,
	2013	2012	2013	2012
	(Unaudited)		(Unaudited)

GAAP cost of license and other revenue (1)	$43.4	$41.3	$130.6	$124.6
Stock-based compensation expense (1)	(0.9)	(1.0)	(2.7)	(2.7)
Amortization of developed technology (1)	(9.7)	(9.2)	(29.5)	(27.7)
Non-GAAP cost of license and other revenue (1)	$32.8	$31.1	$98.4	$94.2

GAAP cost of subscription revenue (1)	$23.7	$16.6	$71.8	$51.9
Stock-based compensation expense (1)	(0.5)	(0.3)	(1.6)	(1.1)
Amortization of developed technology (1)	(1.1)	(0.7)	(3.1)	(1.6)
Non-GAAP cost of subscription revenue (1)	$22.1	$15.6	$67.1	$49.2

GAAP gross profit	$488.1	$490.1	$1,484.9	$1,528.8
Stock-based compensation expense	1.4	1.3	4.3	3.8
Amortization of developed technology	10.8	9.9	32.6	29.3
Non-GAAP gross profit	$500.3	$501.3	$1,521.8	$1,561.9

GAAP marketing and sales	$203.4	$203.9	$610.3	$639.5
Stock-based compensation expense	(14.5)	(16.7)	(42.5)	(47.4)
Non-GAAP marketing and sales	$188.9	$187.2	$567.8	$592.1

GAAP research and development	$149.0	$153.0	$448.7	$450.6
Stock-based compensation expense	(10.2)	(28.1)	(31.3)	(49.6)
Non-GAAP research and development	$138.8	$124.9	$417.4	$401.0

GAAP general and administrative	$63.2	$62.1	$186.3	$180.7
Stock-based compensation expense	(5.5)	(5.8)	(18.0)	(18.0)
Amortization of customer relationships and trade names	(7.4)	(13.8)	(27.5)	(29.5)
Non-GAAP general and administrative	$50.3	$42.5	$140.8	$133.2

GAAP restructuring charges (benefits), net	$4.4	$36.7	$6.5	$36.7
Restructuring (charges) benefits	(4.4)	(36.7)	(6.5)	(36.7)
Non-GAAP restructuring charges (benefits), net	$—	$—	$—	$—

GAAP operating expenses	$420.0	$455.7	$1,251.8	$1,307.5
Stock-based compensation expense	(30.2)	(50.6)	(91.8)	(115.0)
Amortization of customer relationships and trade names	(7.4)	(13.8)	(27.5)	(29.5)
Restructuring (charges) benefits	(4.4)	(36.7)	(6.5)	(36.7)
Non-GAAP operating expenses	$378.0	$354.6	$1,126.0	$1,126.3

GAAP income from operations	$68.1	$34.4	$233.1	$221.3
Stock-based compensation expense	31.6	51.9	96.1	118.8
Amortization of developed technology	10.8	9.9	32.6	29.3
Amortization of customer relationships and trade names	7.4	13.8	27.5	29.5
Restructuring charges (benefits)	4.4	36.7	6.5	36.7
Non-GAAP income from operations	$122.3	$146.7	$395.8	$435.6

GAAP interest and other income, net	$1.1	$(0.1)	$(9.5)	$2.6
(Gain) loss on strategic investments	(0.3)	(0.1)	1.0	3.8
Non-GAAP interest and other income, net	$0.8	$(0.2)	$(8.5)	$6.4

GAAP provision for income taxes	$(11.6)	$(4.9)	$(48.7)	$(51.0)
Discrete GAAP tax provision items	(3.0)	(15.4)	(2.3)	(19.0)
Income tax effect of non-GAAP adjustments	(14.2)	(17.2)	(43.9)	(42.8)
Non-GAAP provision for income tax	$(28.8)	$(37.5)	$(94.9)	$(112.8)

GAAP net income	$57.6	$29.4	$174.9	$172.9
Stock-based compensation expense	31.6	51.9	96.1	118.8
Amortization of developed technology	10.8	9.9	32.6	29.3
Amortization of customer relationships and trade names	7.4	13.8	27.5	29.5
Restructuring charges (benefits)	4.4	36.7	6.5	36.7
(Gain) loss on strategic investments	(0.3)	(0.1)	1.0	3.8
Discrete GAAP tax provision items	(3.0)	(15.4)	(2.3)	(19.0)
Income tax effect of non-GAAP adjustments	(14.2)	(17.2)	(43.9)	(42.8)
Non-GAAP net income	$94.3	$109.0	$292.4	$329.2

GAAP diluted net income per share	$0.25	$0.13	$0.77	$0.75
Stock-based compensation expense	0.14	0.23	0.42	0.51
Amortization of developed technology	0.04	0.04	0.14	0.13
Amortization of customer relationships and trade names	0.03	0.06	0.12	0.13
Restructuring charges (benefits)	0.02	0.15	0.03	0.15
(Gain) loss on strategic investments	—	—	—	0.02
Discrete GAAP tax provision items	(0.01)	(0.07)	(0.01)	(0.09)

Income tax effect of non-GAAP adjustments	(0.06)	(0.07)	(0.19)	(0.18)
Non-GAAP diluted net income per share	$0.41	$0.47	$1.28	$1.42

(1) Effective in the first quarter of fiscal 2014, Autodesk reclassified certain costs associated cloud service offerings from "Cost of License and Other Revenue" to "Cost of Subscription Revenue." Prior period amounts have been revised to conform to the current period presentation.

Autodesk, Inc.

Other Supplemental Financial Information (a)

Fiscal Year 2014	QTR 1	QTR 2	QTR 3	QTR 4	YTD 2014
Financial Statistics ($ in millions, except per share data):
Total Net Revenue:	$570	$562	$555		$1,687
License and Other Revenue	$324	$313	$298		$934
Subscription Revenue	$247	$249	$258		$753

GAAP Gross Margin	88%	88%	88%		88%
Non-GAAP Gross Margin (1)(2)	90%	90%	90%		90%

GAAP Operating Expenses	$422	$410	$420		$1,252
GAAP Operating Margin	14%	15%	12%		14%
GAAP Net Income	$56	$62	$58		$175
GAAP Diluted Net Income Per Share (b)	$0.24	$0.27	$0.25		$0.77

Non-GAAP Operating Expenses (1)(3)	$378	$370	$378		$1,126
Non-GAAP Operating Margin (1)(4)	24%	24%	22%		23%
Non-GAAP Net Income (1)(5)(c)	$96	$102	$94		$292
Non-GAAP Diluted Net Income Per Share (1)(6)(b)(c)	$0.42	$0.45	$0.41		$1.28

Total Cash and Marketable Securities	$2,480	$2,408	$2,479		$2,479
Days Sales Outstanding	46	49	50		50

Capital Expenditures	$26	$17	$12		$55
Cash Flow from Operating Activities	$224	$65	$91		$380
GAAP Depreciation, Amortization and Accretion	$33	$32	$31		$96

Deferred Subscription Revenue Balance (c)	$775	$736	$699		$699

Revenue by Geography:
Americas	$202	$202	$208		$612
Europe, Middle East and Africa	$216	$202	$204		$622
Asia Pacific	$152	$158	$143		$453
% of Total Rev from Emerging Economies	13%	15%	15%		15%

Revenue by Segment:
Platform Solutions and Emerging Business	$213	$197	$183		$593
Architecture, Engineering and Construction	$172	$177	$186		$535
Manufacturing	$139	$144	$142		$425

Media and Entertainment	$47	$43	$44	$134

Other Revenue Statistics:
% of Total Rev from Flagship	55%	51%	50%	52%
% of Total Rev from Suites	31%	34%	36%	34%
% of Total Rev from New and Adjacent	14%	14%	15%	14%
% of Total Rev from AutoCAD and AutoCAD LT	34%	31%	29%	31%

Favorable (Unfavorable) Impact of U.S. Dollar Translation Relative to
Foreign Currencies Compared to Comparable Prior Year Period:
FX Impact on Total Net Revenue	$(17)	$(17)	$(13)	$(47)
FX Impact on Cost of Revenue and Total Operating Expenses	$5	$4	$3	$13
FX Impact on Operating Income	$(12)	$(13)	$(10)	$(34)

Gross Margin by Segment:
Platform Solutions and Emerging Business	$195	$180	$166	$541
Architecture, Engineering and Construction	$156	$161	$169	$485
Manufacturing	$128	$132	$130	$390
Media and Entertainment	$37	$34	$35	$106
Unallocated amounts	$(12)	$(12)	$(12)	$(37)

Common Stock Statistics (in millions):
Common Shares Outstanding	224.4	222.5	224.6	224.6
Fully Diluted Weighted Average Shares Outstanding	229.3	228.3	227.7	228.6
Shares Repurchased	3.2	3.1	2.0	8.3

(a) Totals may not agree with the sum of the components due to rounding.
(b) Earnings per share were computed independently for each of the periods presented; therefore the sum of the earnings per share amounts for the quarters may not equal the total for the year.
(c) Prior amounts have been conformed to align with the current period presentation.

(1) To supplement our consolidated financial statements presented on a GAAP basis, Autodesk provides investors with certain non-GAAP measures including non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating margin, non-GAAP net income, and non-GAAP net income per share. These non-GAAP financial measures are adjusted to exclude certain costs, expenses, gains and losses, including stock-based compensation expense, restructuring charges, amortization of purchased intangibles, gain and loss on strategic investments, and related income tax expenses. See our reconciliation of GAAP financial measures to non-GAAP financial measures herein. We believe these exclusions are appropriate to enhance an overall understanding of our past financial performance and also our prospects for the future, as well as to facilitate comparisons with our historical operating results. These adjustments to our GAAP results are made with the intent of providing both management and investors a more complete understanding of Autodesk's underlying operational results and trends and our marketplace performance. For example, non-GAAP results are an indication of our baseline performance before gains, losses or other charges that are considered by management to be outside our core operating results. In addition, these non-GAAP financial measures are among the primary indicators management uses as a basis for our planning and forecasting of future periods. There are limitations in using non-GAAP financial measures because the non-GAAP financial measures are not prepared in accordance with generally accepted accounting principles and may be different from non-GAAP financial measures used by other companies. The non-GAAP financial measures are limited in value because they exclude certain items that may have a material impact upon our reported financial results. The presentation of this additional information is not meant to be considered in isolation or as a substitute for the directly comparable financial measures prepared in accordance with GAAP in the United States. Investors should review the reconciliation of the non-GAAP financial measures to their most directly comparable GAAP financial measures as provided in the tables accompanying Autodesk's press release.

	QTR 1	QTR 2	QTR 3	QTR 4	YTD 2014
(2) GAAP Gross Margin	88%	88%	88%		88%
Stock-based compensation expense	—%	—%	—%		—%
Amortization of developed technology	2%	2%	2%		2%
Non-GAAP Gross Margin	90%	90%	90%		90%

(3) GAAP Operating Expenses	$422	$410	$420		$1,252
Stock-based compensation expense	(32)	(30)	(30)		(92)
Amortization of customer relationships and trade names	(11)	(9)	(7)		(28)
Restructuring (charges) benefits, net	—	(2)	(4)		(7)
Non-GAAP Operating Expenses	$378	$370	$378		$1,126

(4) GAAP Operating Margin	14%	15%	12%		14%
Stock-based compensation expense	6%	6%	6%		6%
Amortization of developed technology	2%	2%	2%		2%
Amortization of customer relationships and trade names	2%	1%	1%		1%
Restructuring charges (benefits), net	—%	—%	1%		—%
Non-GAAP Operating Margin	24%	24%	22%		23%

(5) GAAP Net Income	$56	$62	$58		$175
Stock-based compensation expense	34	31	32		96
Amortization of developed technology	11	11	11		33
Amortization of customer relationships and trade names	11	9	7		28
Restructuring charges (benefits), net	—	2	4		7
(Gain) loss on strategic investments	1	—	—		1
Discrete GAAP tax provision items	(1)	1	(3)		(2)
Income tax effect of non-GAAP adjustments	(15)	(14)	(14)		(44)
Non-GAAP Net Income	$96	$102	$94		$292

(6) GAAP Diluted Net Income Per Share	$0.24	$0.27	$0.25		$0.77
Stock-based compensation expense	0.15	0.14	0.14		0.42
Amortization of developed technology	0.05	0.05	0.04		0.14
Amortization of customer relationships and trade names	0.05	0.04	0.03		0.12
Restructuring charges (benefits), net	—	0.01	0.02		0.03
(Gain) loss on strategic investments	—	—	—		—
Discrete GAAP tax provision items	—	—	(0.01)		(0.01)
Income tax effect of non-GAAP adjustments	(0.07)	(0.06)	(0.06)		(0.19)
Non-GAAP Diluted Net Income Per Share	$0.42	$0.45	$0.41		$1.28